Exhibit 99.1

KBR Announces Final Settlement Agreement Between JKC and Ichthys LNG Client

HOUSTON – (October 15, 2021) – KBR (NYSE: KBR) announced that JKC Australia LNG Pty Ltd (“JKC”), a joint venture in which KBR has a 30% ownership interest, has entered into a binding settlement agreement (the “Settlement Agreement”) that resolves outstanding claims and disputes between JKC and its client, ICHTHYS LNG PTY, Ltd (collectively, “the Parties”).

“We are pleased to announce the resolution of disputes between JKC and its client. This settlement is a favorable milestone in our commitment to resolve legacy matters, and it reduces uncertainty, liquidity risk and commercial dispute costs,” said Stuart Bradie, KBR President and CEO.

As a result of the Settlement Agreement, the Parties agreed to withdraw all claims and terminate all ongoing arbitrations and court proceedings between the Parties. In connection with the Settlement Agreement, KBR recorded the majority of the impact in its 2nd quarter 2021 results and expects to record a non-material charge for final warranty items in its quarterly earnings for the period ended September 30, 2021. Additional details will be provided in connection with our 3rd quarter 2021 earnings report.

The Settlement Agreement does not impact pursuit of, or positions related to, JKC’s claim against its subcontractor associated with the combined cycle power plant, which KBR expects to result in a favorable cash award upon resolution.

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For further information, please contact:

Investors
Alison Vasquez
Vice President, Investor Relations
713-753-5082
Investors@kbr.com
Media
Philip Ivy
Vice President, Global Communications and Marketing
713-753-3800
MediaRelations@kbr.com